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                      CERTAIN MATERIALS HAVE BEEN OMITTED AND
                 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR

Exhibit 10.10

                                 INDENTURE OF LEASE

     THIS INDENTURE OF LEASE, entered into, in duplicate, this 1st day of May, 1997, by and between RLN LEASING, INC., (hereafter collectively called "Landlord"), and DAKOTA GROWERS PASTA COMPANY, INC. a corporation organized under the laws of the State of North Dakota with principal offices at One Pasta Avenue, Carrington, North Dakota, 58421 (hereafter "Tenant"); WITNESSETH;

     It is covenanted and agreed that in addition to the below listed covenants, that this lease replaces and supersedes the lease between the above listed parties dated October 12, 1995.

     1. PREMISES. Landlord, for and in consideration of the rents hereafter reserved and of the covenants and agreements of Tenant hereafter contained, has demised and leased and by these presents does demise and lease unto Tenant for the term hereafter set forth, 137,580 sq. ft. of warehouse space located at 4001 32nd Street North, Fargo, North Dakota. In addition to the aforementioned square footage of warehouse area, this lease is also to include the office portion, both upper and lower floors approximately 4,600 in square footage. The total square footage of the building shall be 281,580 sq. ft., and the Tenant's location is shown in Exhibit A and described on Exhibit C. The build-out of the Tenant's space shall be shown on this agreement as Exhibit B.

     2. (A) ORIGINAL TERM. Tenant shall have and hold the demised premises described in Exhibit A hereof together with all the improvements thereon and all rights, privileges, easements and appurtenances thereunto attached and belonging, for and during the original term of five (5) years (as hereafter defined) commencing upon the date as hereafter provided.

            (B) OPTIONS TO EXTEND. Tenant shall have the right and privilege at its election to extend the original term of the lease for one successive additional two year period. The option period shall automatically commence unless Tenant provides Landlord with written notice of its election not to extend not less than 90 days prior to the expiration of the original term. All such extensions shall be upon all the terms, covenants and agreements contained in this Indenture of Lease. Additional extensions beyond the option period shall be permitted only upon the express written agreement of the parties hereto.

     3. LEASE YEAR. The parties agree hereto that the term "lease year" shall refer to the year commencing on the 1st day of May, 1997, and shall end on the 30th day of April, 2002. The term "rent commencement date" as used herein, shall be the first day of the lease year.

     4. (A) ORIGINAL TERM. Tenant covenants commencing on the rent commencement date to pay Landlord at such place as may be designated in writing from Landlord to Tenant from time to time and annual rent for the initial term of this lease, [*****], INCLUDES OFFICE @ $[****] per month, in twelve equal installments of $[****], each installment payable in advance on or before the commencement date of this lease and on or before the monthly anniversary of said commencement date, subject to the adjustment provisions hereafter set out. Until further notice, the rent shall be payable to:

             RLN LEASING, INC.
             2719 40th Avenue North
             Fargo, North Dakota 58102


[* - Confidential Treatment Requested]


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            (B) RENT FOR THE OPTIONAL TERM. The annual rental for the option period may be the same as the original term. However, Landlord reserves the right to make modifications to the rent for increases in real estate taxes and special assessments, interest rates, and energy costs, Insurance costs. (Set a base period, verses the 1997)

            (C) REAL ESTATE TAXES. Landlord shall pay each year the full amount of the real estate taxes and special levies and assessments (including area assessments) levied during the term of this lease or the extension thereof and assessed against and attributable to the demise premises.

            (D) INSURANCE. Landlord shall procure and maintain during the term of this lease, a policy or policies of insurance, insuring Landlord, any mortgagee, and Tenant, as their interest may appear, against fire and expended coverage risks covering demised premises, which coverage shall be for the full insurable replacement value thereof doing the term of this lease. Such insurable shall not be subject to cancellation except after 30 days prior written notice to Landlord, Tenant and any mortgagee.

     Tenant shall self-insure or procure and maintain during the term of this Lease, at its own cost and expense a policy or policies of insurance, insuring Landlord, and mortgagee, and Tenant, as their interest may appear, against fire and extended coverage risks covering the Tenant's personal property at the demised premises, which coverage shall be for the full replacement value of thereof doing the term of this lease. Such insurance shall not be subject to cancellation, except after 30 days prior written notice to Landlord, Tenant and any mortgagee. For policies of insurance to be provided by Tenant, notice of renewal of such policies, or certificates in lieu thereof, shall be deposited with Landlord not less than 10 days prior to the expiration of the term of such coverage. Any reasonable counsel fees, charges or costs involved in collecting the proceeds of casualty insurance policies provided by the Tenant shall be borne by Tenant, and Tenant shall have the obligation to proceed with the collection of said proceeds to the full replacement value of such damages, including suit, if necessary.

     5. USE OF DEMISED PREMISES. Tenant may use the demised premises for the storage of pasta and pasta related products and any other related food items, the storage of equipment, and such other uses are consistent with operating a commercial food warehouse.

     6. CARE OF PREMISES. Tenant covenants and agrees that it will not use or occupy said demised premises or any part thereof for the term of this lease or any extension thereof in such hazardous manner that any building or improvement thereon of which said demised premises are a part will not be insurable by the responsible insurance companies against loss or damage by fire, extended coverage and broad form perils for the fair insurable value thereof. Tenant further agrees that upon the expiration or termination of this lease or any extension thereof in any manner, it will surrender immediate possession of said demised premises to Landlord in good condition, loss by fire not caused by Tenant, tornado, act of God, or other unavoidable casualty and ordinary wear excepted, and that it will deliver the keys to said premises at the place where the rent reserved herein is payable.

     7.     HAZARDOUS MATERIALS.

            (A) DEFINITIONS: As used in this paragraph, the following terms shall mean:

                1. "Hazardous Materials" shall mean (a) asbestos in any form;
(b) urea formaldehyde foam insulation; (c) transformers of other equipment which contain dielectric fluid containing levels or polychlorinated biphenyls in excess of 50 parts per million; or (d) any other chemical, material or substance which is (i) present in amounts in excess of what is permitted or deemed safe

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under Applicable Law, or (ii) handled, stored or otherwise used in any way which is prohibited or deemed safe under Applicable Law.

                2. "Applicable Law" shall mean any law, rule order, ordinance, or regulation of any federal, state, county, regional, local, or other governmental authority.

          (B) RESTRICTIONS. Tenant, from the date of this lease, shall not install, store (including without limitation, storage in underground tanks), use, treat, transport, or dispose (or knowingly permit or acquiesce in the installation, storage, use treatment, transportation or disposal by Tenant, its agents, employees, independent contractors or tenants) on the Leased Premises any Hazardous Materials. In the event of any subsequent installation, storage, use, treatment, presence, transportation or disposal of any hazardous materials by Tenant, or any employees, agents, contractors or third parties, whether or not known by Tenant, Tenant shall remove any Hazardous Materials and otherwise comply with Applicable Law, all at the expense of Tenant. Tenant, for acts done by Tenant from the date of this lease shall indemnify Landlord and hold Landlord harmless from and against all loss, damage, and expenses (including, without limitation, reasonable attorney's fees and costs incurred in the investigation, defense, and settlement of claims) that Landlord may incur as a result of or in connection with the assertion against Landlord or the demised premises of any claim relating directly or indirectly, in whole or in part, to the presence or removal of any Hazardous Materials, or relating to any activity on or off demised premises carried by Tenant or any of its employees, agents, contractors, or third parties, if such activity involved Hazardous Materials, in whole or in part, directly or indirectly, or noncompliance with any Applicable Law which relate to acts of Tenant after the date of this Lease. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills, emissions, or discharges of hazardous substances or wastes at or from the demised premises that occur during the term of this paragraph shall be restrainable by injunction.

     8.     REPAIRS AND MAINTENANCE.

            (A) TENANT'S REPAIRS. Tenant shall throughout the term of this lease and any extension thereof at its own cost and expense provide the maintenance and ordinary repair to the interior of the demised premises, including door and windows and plumbing fixtures, except for structural defects and repairs which shall be the responsibility and expense of Landlord. Tenant shall also be responsible for annual maintenance to the heating and air conditioning system. Tenant shall replace any broken glass with glass of like kind. Tenant shall also be responsible for repairs to and shall respond to any calls regarding their alarm system and shall be responsible for any service work or monthly charges for the alarm system.

            (B) LANDLORD'S REPAIRS. Landlord shall be responsible for the structural maintenance and repair of the roof, foundation and exterior walls of demised premises and for any and all structural parts of demised premises. In addition, Landlord shall maintain, repair and replace all utilities, conduits, fixtures, facilities and equipment to the outside walls or sulfurs of the building situated on the demised premises.

      Landlord further agrees to maintain and repair the parking lot, sidewalks and service drives in and about the premises, if any, including landscaping, snow removal, cleaning and drainage, as appropriate.

     9. ALTERATIONS. Tenant shall not make any alterations in or additions to the interior or exterior of the demised premises nor make any contract therefor without first securing Landlord's written consent which will not be unreasonably withheld and delivering to Landlord the Plans and Specifications and furnishing indemnification against all liens, costs damages and expenses, as may by reasonably required by Landlord. All alterations, additions, improvements and fixtures other than Tenant's trade fixtures which may be made

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or installed by either Landlord or Tenant on the demised premises as a part thereof without disturbance, molestation or injury at the termination of the term of the lease, whether be lapse of time or otherwise, all without compensation or credit to Tenant.

     10. ASSIGNMENT AND SUBLEASE. Tenant may not assign this lease or sublease any of the demised premises without the prior written consent of Landlord, which shall not be unreasonably denied. No such assignment or subletting shall release the Tenant from the full payment and performance of each and every covenant, agreement and obligation herein contained on Tenant's part to by performed.

     11. TRADE FIXTURES. Trade fixtures, equipment, furniture and furnishings, except floor covering, that may have been or may be installed by Tenant in demised premises shall not become a part thereof, whether affixed or annexed or not, but Tenant shall, at its own costs and expense, repair any and all damage to demised premises resulting from or cause by the removal thereof from the demised premises. Any floor coverings shall be considered to be a part of the premises and shall not be removed except in the case of replacement by equivalent or better floor covering acceptable to Landlord.

     12.    ADDITIONAL INSURANCE.

            (A) Tenant shall self-insure or procure and maintain at its own expense, such insurance may by necessary to indemnify Landlord as to claims which might be asserted against the demised premises or the owners thereof by reason of the Tenant's use thereof, all as hereafter provided.

            (B) Tenant shall self-insure or procure and pay for public liability insurance in responsible companies in an amount not less that $1,000,000.00 to any one person or $1,000,000.00 on any one accident and $300,000.00 property damage insurance. For policies of insurance procured by Tenant from third parties, the original policy or policies or certificates in lieu thereof shall be furnished by Tenant to Landlord bearing a notation evidencing the payment of premiums or accompanied by other evidences of payment of the premiums satisfactory to Landlord.

            (C) Not less than ten days prior to the expiration of any such policy or policies procured from third parties, evidence of the renewal of such policy or policies, or a new certificate, together with evidence of the payment or premiums for the renewal period or new policy, as the case may be, shall be delivered to the Landlord. All such insurance shall contain an agreement by the insurance company that the policy or policies will not be canceled, or the coverage changed without ten day's written notice to Landlord.

            (D) Tenant, its successors and assigns, shall carry Worker's Compensation Insurance as may be required to cover liability to employees as imposed by the statutes of any state of municipality or by reason of any federal regulation.

            (E) Should any intoxicating beverages at any time be sold or served upon the premises, Tenant shall carry dram shop insurance to the extent of the maximum statutory liability.

            (F) Any policies and certificates of insurance from third party insurers shall also designate as insured, Landlord, Landlord's mortgagee, and Tenant, as their interests may appear.

     13. UTILITIES. Landlord agrees to pay the tenants utilities associated with the leasing of the facility and as provided here within including electricity for normal warehouse lighting rated at 10 candle power per square foot, provided, however, Landlord's responsibility to pay for Tenant's electricity usage is limited to 96,096 kilowatt hours of electrical usage during any "lease term" as provided free of charge by Landlord, Landlord will, on a

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monthly basis, furnish during the remainder of the "lease term," Tenant within ten (10) days of Landlord's receipt of the electrical bill a separate billing for kilowatt hours in excess of 96,096 kilowatt hours per lease term representing Tenant's electrical costs not paid by the Landlord pursuant this section. Tenant shall have ten (10) days after Landlord's date of billing to pay such utilities directly to the Landlord. Tenant's failure to do so will constitute additional rent which shall become due and payable immediately and the Tenant's failure to pay the same shall be considered a default of this lease. "Lease term" shall be 365 day intervals commencing upon the acceptance of the facility as provided in Article 3 and for 365 days thereafter. Subsequent "lease terms" shall be 365 days thereafter. Tenant shall also be responsible for water, sewer and garbage charges.

     Tenant shall pay and discharge as the same become due, all charges for telephone and telephone services which shall, during the term of this lease, be levied, assessed, charged or imposed upon or against the demised premises. Tenant shall also be responsible for any telephone charges and maintenance in connection with the alarm system.

     14. INSPECTION BY LANDLORD. Landlord or their agents may have free access to said premises at all reasonable times and under reasonable restrictions for the purpose of examining the same or of inspecting the use by Tenant of the same or to see if the terms of this lease or extension thereof are being observed by Tenant, and the Landlord at any time within 90 days before the expiration or sooner termination of the term of this lease or any extension thereof, may enter upon said premises and affix to the exterior
o the same the ordinary and usual sign or signs for the sale or reletting of said premises; and Tenant will not remove said sign or signs and will permit all persons having written authority therefor from landlord to view said premises at all reasonable hours.

     15. FIRE OR OTHER CASUALTY. If during the term of this lease, the demised premises should be damaged or destroyed by reason of fire, casualty or any other cause so as to be rendered wholly or partially untenable, the Landlord shall promptly repair, rebuild and restore the demised premises to the condition it was in preceding the fire or other casualty or other cause, such as repairing, rebuilding and restoration to be subject to and in conformance with all municipal and other governmental regulations, ordinances, laws, rules, permits and requirements existing at the time of such repairing, rebuilding and restoration. Landlord shall complete the repairs and restoration, the rent payable by Tenant shall be abated in proportion to the extent Tenant shall be reasonably unable to conduct its business from the demise premises. If the building shall by reason of such fire or other casualty be damaged in excess of 50% of its replacement value, Landlord shall have the option of terminating this lease by delivering written notice thereof to Tenant within 60 days from such fire or other casualty, and this lease and terms hereof shall thereupon terminate.

     16. EMINENT DOMAIN. If any part of demised premises or the parking lot and entrances to the street of highway and to demised premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof to the extent that Tenant can no longer use the Premises for the purposes for which it is presently intended, then when possession shall be taken thereunder of the premises or any part thereof, the term herein demised and all rights of Tenant shall determine that it can continue using the demised premises for the purposes for which it is presently intended, then this lease shall continue, but there shall be a reduction in the annual rental payable hereunder commensurate with the reduction in space and usability of remaining space available to Tenant. Such reduction shall be agreed upon by the parties hereto in writing within 15 days or as hereafter set out. As soon as Tenant has determined that it desires to retain remainder of the premises, it shall so notify Landlord in writing and the parties hereto shall attempt to agree as to the reduction in rent. Should such agreement not be consummated within 15 days of said notice, either party may then notify the other that it desires the determination of the renewal rental to be determined by arbitration and at that time shall give notice to the other party of the arbitrator that it has chosen. The other party shall then notify the original party within seven days of said notification of the selection of an arbitrator to represent that party. The two arbitrators shall then view the property and the rental and attempt to agree as to a fair rental. If they are unable to agree within ten(10) days of the appointment of the second arbitrator, said arbitrators shall select a third arbitrator within five(5) days thereafter and decision of the majority of the arbitrators shall control. The above time may be lengthened or shortened by mutual agreement. The decision of the arbitrators as to the rental, and, if there is a dispute as to whether the remained of the property can be used for the original intended use, the decision of the arbitrators in regard to said factors shall be controlling.

     If a party of the premises shall be so taken so as to terminate the rights of Tenant, or in the event Landlord elects to make a voluntary conveyance in lieu of such proceedings to some public authority with power to take under its right of eminent domain, Tenant shall be notified in writing within 10 days after the institution of such proceedings by the service of summons or writ upon Landlord or within 10 days after the election of Landlord to so convey and Tenant shall have reasonable time to vacate. All rights under such eminent domain procedure shall insure to the benefit of Landlord; provided Tenant shall have the right to make a separate and independent claim for any property taken, or damages sustained, by reason of eminent domain proceedings against itself not provided for hereunder.

     17. DEFAULT. It is further covenanted and agreed that during the term of this lease or any extension thereof, that the Landlord shall have the right to declare a default and termination of the lease and recover the immediate possession of the leased premises if:

             1.  The Tenant shall timely fail to pay rent as required by
Article 4 of this agreement;

             2. The Tenant shall neglect to timely perform or timely observe any of the covenants and conditions as contained in this lease;

             3. The Tenant shall fail to pay any utility fee or any obligation other than rent as required by this lease agreement;

             4. The Tenant shall make an assignment for the benefit of creditors;

             5. The Tenant shall be adjudicated a bankrupt or a petition is filed for the extension of time of payment, composition, adjustment, modification, settlement, or satisfaction of the liabilities of Tenant or to which any property of Tenant be subject or the involuntary reorganization (other than a reorganization not involving the liabilities of the Tenant) or the involuntary liquidation of Tenant;

             6. A receiver by appointed for the property of Tenant by reason of the insolvency or alleged insolvency of Tenant, and such receiver be not discharged within 90 days thereafter; and

             7.  Tenant shall abandon or vacate the premises.

             A. If the Tenant fails to timely tender rent, the Landlord may elect to terminate this lease by providing notice to Tenant of Landlord's intention to terminate this lease. Notice of intention to terminate this lease commences to run upon the Landlord's placing the notice in the mail or personally serving the Tenant, or affixing the notice to the leased premises. Upon service of the notice of termination, the Tenant shall have five (5) days to reinstate the lease. The Tenant must actually tender to the Landlord within the five days all rents in default. If the Tenant fails to timely cure the rental payments in default in the manner provided here within, the termination of this lease will be effective, without further notice, without the necessity of any legal suit or action, upon the expiration of the five day period of time Tenant is allowed to reinstate this lease and to timely cure all defaults.

             B. In the event of the occurrence of a default other than the Tenant's failure to timely tender rent to the Landlord, at its option, may elect to terminate this lease by providing notice to Tenant of Landlord's intention to terminate this lease. Notice of the intention to terminate this lease shall commence and run upon service and service may be accomplished by Landlord mailing the notice to Tenant's address listed here within or personally serving Tenant, or affixing the notice upon the leased premises. Upon service of the notice of termination, Tenant shall have thirty(30) days to reinstate the lease by curing all defaults (defaults other than the failure to timely tender the rent to Landlord) within 30 days of the date of the notice of termination.

             C. Unless Tenant reinstates the lease in the time and in the manner provided here within by providing Landlord with documented proof that all non-rental payment defaults have been cured, termination of this lease will be effective, without further notice and without the necessity of any legal suit or action, on the expiration of the 30 day period of time the Tenant is allowed to reinstate the lease.

             D. Upon the termination of the Lease as provided for here within, Tenant will then quit and surrender the demised premises to Landlord, and Tenant shall remain liable as hereafter provided. In any such event, Landlord, at its option, immediately or any time thereafter, enter upon said premises with or without process of law, and take possession thereof together with any and all buildings and improvements which may have been erected thereon, Tenant waiving any demand for the possession thereof. Landlord will make its best efforts to relet the demised premises or any part thereof, applying the same first to the payment of such expenses that Landlord may have incurred in recovering possession of the premises and putting the same in good order and condition, and all other such expenses, commission and charges incurred by Landlord in or about reletting the premises, and then to the fulfillment of the covenants of Tenant hereunder. Any such reletting may be for the remainder of the original term, or any extended term (if previously extended by Tenant) or for a longer period or shorter period. Landlord shall be entitled, notwithstanding any other provisions of this lease, to the extent permitted by law, the amount of damages which Landlord sustains by reason of Tenant's default, including the right to recover the difference between the total rent, taxes and charges which Landlord is able to obtain in a new lease for the balance of the term and the then present value of the remaining rent to be paid hereunder until the end of the term of the lease.

     18. MORTGAGE SUBORDINATION. Tenant agrees that upon the request of Landlord in writing it will subordinate this lease and Tenant's rights and interest hereunder to the lien of any future first mortgage placed on any part of the real estate of which the demised premises are a part, irrespective of the time of execution or time of recording of any such mortgage or mortgages, provided that the holder of any mortgage shall enter into an agreement with Tenant, in recordable form, that in the event of foreclosure or other right asserted under the mortgage by the holder or any assignee thereof, this lease and the rights of Tenant and obligations of Landlord (which must be assumed by the holder) hereunder shall continue in full force and effect and shall not be terminated, amended, modified, or disturbed except on accordance with the provisions of this lease.

     Tenant agrees that if requested by the holder of any such mortgage, it will be a party to said agreement and will agree in substance that if the mortgage or any person claiming under the mortgage shall succeed to the interest of Landlord in this lease, it will recognize said mortgagee or person as its Landlord under the terms of this lease. Tenant agrees that it will, upon request of Landlord, execute, acknowledge, and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and modifications, consolidations, extensions, renewals, replacements, and substitutes thereof.

     19. SALE OF LANDLORD'S INTEREST. Landlord shall be entitled to convey and otherwise dispose of the demised premises and Landlord's interest thereunder at any time, and thereafter, shall not be subject to any of the obligations of Landlord under this lease. However, nothing in this paragraph is to be construed in such a manner as to release, extinguish or alter the rights or the obligations of the successors) to the Landlord's interest hereunder should a sale be consummated.

     Landlord shall be entitled to exhibit the demises during the normal business hours without disturbing the operation of Tenant's business for the purpose of selling the premises or Landlord's interest under this lease.

     20. WAIVER OF SUBROGATION. Each of Landlord and Tenant hereby releases the other to the extent of its insurance coverage from any all liability for any loss or damage caused by fires or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of the party, or any persons claiming under it.

     21.     REMEDIES.

             (A) It is mutually covenanted and agreed that this lease is made upon the express condition that this Tenant shall always keep and perform all its covenants and agreements hereunder and make all payments of money herein stipulated to be made, promptly and at the time and in the manner stipulated and limited for such performance and payment, and that accordingly the time so limited for such payments and the performance of such covenants and agreements are, and shall be deemed to be, of the essence of this lease.

             (B) No remedy herein or otherwise conferred upon, or reserved to, Landlord or Tenant shall be considered exclusive of any other remedy given hereunder, or now or hereafter existing at law or in equity or by statute: and every power and remedy given by this Indenture of Lease to Landlord or Tenant may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord or Tenant to exercise any right of power arising from any default shall impair any such right or power, or shall be construed to be a waiver of any such default, or an acquiescence therein.

            (C) No waiver of any breach of any of the covenants of this lease shall be construed, taken or held to be a waiver of any other breach, or waiver of, acquiescence in, or consent to, any further or succeeding breach of the same covenants.

     22. NOTICES. In the event notice is to be given by either party to the other, it is agreed that such notice may be given at any time by an instrument in writing delivered personally or dispatched by registered or certified mail to the following address:

            LANDLORD:    RLN LEASING, INC.
                         2719 40th Avenue North
                         Fargo, North Dakota 58102

            TENANT:      DAKOTA GROWERS PASTA COMPANY, INC.
                         c/o President, General Manager
                         One Pasta Avenue
                         Carrington, North Dakota 58421

or as either party otherwise direct in writing to the other party from time to time.

     All notices shall be deemed delivered when delivered personally or two days following deposit in the United States mail in the Continental United States with first class postage and registered or certified fees prepaid except in the event of mail strike, in which event proof of actual delivery shall be required.

     23. BINDING COVENANTS. It is mutually covenanted and agreed by and between the partied hereto that the covenants in this lease contained shall be covenants running with the land and that each of the covenants, agreements, conditions and provisions of the lease shall wherever applicable extend to and bind or inure to the benefit of (as the case may be) not only the parties hereto and each of the,. but also their respective successors and assigns and wherever in this lease reference is made to any of the parties hereto or to Landlord or to Tenant, it shall be held to include and apply wherever and whenever applicable also the successors and assigns of such parties the same as is in each case and every case so expressed.

     24. REGULATIONS. Tenant, in the performance of its covenants and obligations, under the terms of the Indenture of Lease, shall comply with all governmental ordinances, laws, rules, regulations and permits pertaining to the operation of its business at the demised premises.

     Landlord, in the performance of its covenants and obligations, under the terms of this Indenture of Lease, shall comply with all governmental ordinances, laws, rules, regulations and permits, pertaining to the buildings and other improvements or repairs to the same required to be made by Landlord in order to comply therewith.

     25. INTERPRETATION. In the event any clause, paragraph or provision of this lease should be found to be invalid by reason of any statute, law or judicial decision, then the remainder of the lease shall nevertheless remain in full force and effect, the same as if such paragraph or provision had been deleted therefrom.

     In the use of pronouns the singular shall include the plural, and the use of any gender shall include all genders.

     26. LATE PAYMENTS, ATTORNEY'S FEES AND COSTS. In the event of any legal action or proceeding brought by either party hereto against the other arising out of this lease, the prevailing party shall be entitled to recover its reasonable attorney's fees incurred in such legal action or proceeding, and such attorney's fees shall be included in any judgment rendered.

     27. QUIET POSSESSION. Landlord agrees that when possession of the demised premises shall be delivered to Tenant, the leasehold interest of Tenant will be free and clear of all tenancies, occupancies, restrictions, violations, liens and encumbrances. Landlord further covenants and represents that Tenant, upon paying the rents reserved herein, and keeping, performing, observing and fulfilling the covenants and agreements in this lease contained on the part of Tenant, upon paying the rents reserved herein, and keeping, performing, observing and fulfilling the covenants and agreements in this lease contained on the part of Tenant to be kept, performed, observed and fulfilled, shall and may peaceably and quietly possess, have, hold and enjoy the demised premises and all rights, including ingress and egress, easements, appurtenances and privileges thereunto belonging or in any way appertaining during the full term hereby granted and any extensions thereof, without any interruption or disturbance whatever by Landlord or by anyone claiming by, through, under or against Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the day and year first above written.

LANDLORD:                         TENANT:
RLN LEASING, INC.                 DAKOTA GROWERS PASTA
                                  COMPANY, INC.
By: /s/ Robert Nelson             By: /s/ Tim Dodd
    -----------------                 ------------

Its: President                    Its: President
Dated: 5/1/97                     Dated: 5/1/97

EXHIBIT C

Location:          4001 32nd Street North, Fargo, North Dakota
Size:              270' E/W by 160' N/S = 43,200 SF, plus 450' E/W by 200' N/S=
                   90,000, plus 120 E/W by 36.5 N/S = 4,380, plus two floors of office space.

Docks:             16 - 8 x 9 door with weather seals.
                   16 - 6 x 8 mechanical load leveler with swing loading lights.

Ceiling Height:    24' interior ceiling clear height.

Heat: Electric forced air. Off peak service with Gen Set Backup Gas backup as alternate heat.

Power:             480 - 208 - 110 volts.

Sprinklers:        Yes - Fargo city water.

Lighting:          Sodium vapor lights with 10 foot candlepower of light
                   available.

Water and Sewer:   City of Fargo water and sewer.

Misc.: Concrete fit-up poured walls with 4' bead board insulation and white metal lined walled 12 inch glass ceiling insulation with wire interior mesh.